                                                     Registration No. 333-
                                                                          -----

      As filed with the Securities and Exchange Commission on September 18, 1998
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                    --------------

                                       FORM S-8

               Registration Statement Under The Securities Act of 1933
                                  --------------------

                                CELERITY SYSTEMS, INC.
                (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                           52-2050585
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                                  Kenneth D. Van Meter
                Chairman of the Board, President and Chief Executive Officer
                               1400 Centerpoint Boulevard
                               Knoxville, Tennessee 37932
                                    (423) 539-5300
                (Address, Including Zip Code, and Telephone Number, Including
                 Area Code, of Registrant's Principal Executive Offices and
                                   Agent For Service)

                     Celerity Systems, Inc. 401 (k) Profit Sharing Plan
                                 (Full title of the Plan)

                                        Copy to:
                                 Kenneth R. Koch, Esq.
                       Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                                    551 Fifth Avenue
                                New York, New York 10176
                                     (212) 661-6500







                           CALCULATION OF REGISTRATION FEE

                                                   Proposed           Proposed
                                 Amount             Maximum            Maximum         Amount of
Title of Securities               To Be         Offering Price        Aggregate      Registration
To Be Registered               Registered          Per Share        Offering Price       Fee
Common Stock, par
value $.001 per share (1)   250,000 shares (2)     $1.50 (3)          $375,000.00      $111.00




(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also registers an indeterminate amount of interests in the Plan.

(2) The number of shares of Common Stock being registered represents the number of shares of Common Stock that may be issued on the date hereof under the Celerity Systems, Inc. 401(k) Profit Sharing Plan (the "Plan").

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 based on the average of the bid and asked price on The Nasdaq SmallCap Market on September 14, 1998 of one share of Common Stock.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
                 ----------------------------------------------------

     The documents containing information specified by Part I of this Registration Statement on Form S-8 (the "Registration Statement") has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                  --------------------------------------------------

Item 3.   Incorporation of Certain Documents by Reference

     Incorporated herein by reference and made a part of the Registration Statement are the following documents filed by Celerity Systems, Inc. (the "Company") with the Commission: (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998; (3) the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998; and (4) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated October 28,1997. All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering made hereby will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     A copy of any and all of the information included in documents (but not exhibits thereto except to the extent exhibits have been incorporated in such documents) that have been incorporated by reference in this Registration Statement but which are not delivered with this Registration Statement will be provided by the Company without charge to any person to whom this Registration Statement is delivered, upon the oral or written request of such person. Such requests should be directed to Celerity Systems, Inc., 1400 Centerpoint Boulevard, Knoxville, Tennessee 37932, Attention: Secretary, at (423) 539-5300.

Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          Not Applicable.

Item 6.   Indemnification of Directors and Officers

     Delaware General Corporation Law, Section 102(b)(7), subject to certain exceptions, enables a corporation in its certificate of incorporation to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care.

     The Company's Certificate of Incorporation includes the following language:

     "No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit."

     In addition, Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which a director or officer acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, had reasonable cause to believe the conduct was lawful.

     The Company's Certificate of Incorporation includes the following language:

          "Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its director or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent in any other capacity while serving as a director, officer, employee, or agent in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provided broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise, or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of this Article Ninth with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation."

     The Company has a liability insurance policy in effect for officers and directors. Such insurance, in certain instances, insures the directors and officers of the Company against liabilities arising under the Securities Act, including liabilities arising out of the offering made by this Registration Statement.

Item 7.   Exemption from Registration Claimed

      Not Applicable.

Item 8.   Exhibits

      (5) Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, dated September 18, 1998.

      (23.1)    Consent of PricewaterhouseCoopers LLP, dated September 18, 1998.

      (23.2) Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in Exhibit 5).

      (24)      Power of Attorney included on the signature page hereof.

      (99)      Celerity Systems, Inc. 401 (k) Profit Sharing Plan

Item 9.   Undertakings

      (a)       The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on September 18, 1998.

                                   CELERITY SYSTEMS, INC.

                                   By: /s/ Kenneth D. Van Meter
                                       ------------------------------------
                                       Kenneth D. Van Meter
                                         Chairman of the Board, President
                                         and Chief Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth D. Van Meter, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                     Title                            Date

/s/ Kenneth D. Van Meter   Chairman of the Board, President   September 18, 1998
-----------------------    and Chief Executive Officer
Kenneth D. Van Meter       (Principal Executive Officer)

/s/ Thomas E. Welch        Controller                         September 18, 1998
-----------------------    (Principal Financial Officer and
Thomas E. Welch            Principal Accounting Officer)


/s/ Glenn West             Executive Vice-President           September 18, 1998
-----------------------    and Director
Glenn West


/s/ Fenton Scruggs         Director                           September 18, 1998
-----------------------
Fenton Scruggs


/s/ Donald Greenhouse      Director                          September 18, 1998
-----------------------
Donald Greenhouse


/s/ Stephen Portch         Director                          September 18, 1998
-----------------------
Stephen Portch


/s/ Mark Braunstein        Director                          September 18, 1998
-----------------------
Mark Braunstein

                                      Exhibit Index
                                      -------------


Exhibit Number                         Description
--------------                         -----------



(5) Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, dated September 18, 1998.

(23.1) Consent of PricewaterhouseCoopers LLP, dated September 18, 1998.

(23.2) Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in
       Exhibit 5).

(24)   Power of Attorney  (included on the signature page hereof).

(99)   Celerity Systems, Inc. 401(k) Profit Sharing Plan